THE OFFERING

The Company:                  IMTECH, through its Information and Facilities
                              Management services ("IFM") division, provides IFM services primarily to financial and other service industries which are characterized by substantial information processing, communications and document administration requirements. IFM services provided by the IFM Services division include traditional duplication, offset printing, laser processing, electronic publishing, media conversion, text formatting, graphic digitization, and other document and information management services, including litigation support services, mail-room facsimile, and records management. Under its IFM contracts, this division generally provides IFM services on site at the customer's facility, although under several of its IFM contracts many or all of IMTECH's IFM services are performed at IMTECH's regional service centers.
                              This division also provides many facility management services for many clients with whom IMTECH has no formal facilities management arrangement.

Securities Being Offered      The offering consists of a minimum of $1,000,000
                              ("Minimum Offering") of Convertible Secured
                              Promissory Notes (the "Notes") and a maximum of $1,100,000 ("Maximum Offering") of Notes and related Warrants (the "Warrants"). Upon receipt and acceptance of subscription proceeds pursuant to this offering, the Company will execute and deliver to each investor a Note in the form attached hereto as Exhibit A. The Notes shall be secured by 500,000 restricted shares of INSCI
                              Corp. Common Stock owned by the Company (the
                              "Pledged Stock" or "Collateral"). In the event
                              IMTECH's Class "A" Common Stock becomes delisted for a period of sixty (60) consecutive trading days, or the Company fails to meet its interest obligation to subscribers, or if the Company becomes insolvent, the subscribers will have the right to liquidate a pro-rated portion of the Collateral to repay all principal and accrued interest on all Notes outstanding. The Pledged
                              Stock will be held in accordance with the applicable sections of the New York Uniform
                              Commercial Code, pursuant to a Pledge Agreement in the form attached hereto as Exhibit B. The Company will have the right to receive the return and use of up to 100,000 shares of the Pledged Stock in the event the Company requires the use of the aforementioned portion of the Pledged Stock to obtain a bank credit line or to enter into a lease/purchase agreement. The Notes will earn annual interest of 12% per annum, which at the option of the Company may be paid in cash or the cash equivalent in the form of the Company's restricted Class "A" Common Stock. The Company reserves the right to repay any portion of the unconverted Notes and to redeem any unexercised
                              Warrants at any time. For each $1.00 in value of Notes subscribed to, subscribers will receive one
                              (1) Warrant. Additionally, Notes and Warrants are convertible into shares of the Company's Class "A"
                              Common Stock valued at a 40% discount to the 5 day average closing price prior to conversion. A subscriber may only convert up to 10% of Note and Warrant holdings in any given month during the term of the Note (See "Lock-Up Period").
                              Conversion rights are cumulative. No conversions of Notes or Warrants can be made by subscribers prior to an effective registration by the Company of all shares of Class "A" Common Stock into which Notes and Warrants are convertible (the
                              "Registrable Securities"). The Company has agreed to use its best efforts to prepare and file a registration statement within 180 days from the completion of the placement. The Company will provide subscribers cost free registration for all Registrable Securities. Warrants convertible into
                              Registrable Securities shall be in the form attached hereto as Exhibit C, and shall be for a period of three (3) years from the effective date of the registration statement for the Registrable
                              Securities. Warrants are redeemable at any


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                              time by the Company at $0.40 per Warrant. Upon an
                              effective registration for the Registrable
                              Securities, subscribers may convert Warrants at a 40% discount to the 5 day average closing price of the Company's Class "A" Common Stock prior to conversion, subject to the restrictions stated herein. The Company reserves the right at any time to repay the entire unconverted portion of the Notes without any penalty. At the end of three (3) years from the effective registration of the Registrable Securities, there shall be a mandatory conversion of Notes at the foregoing conversion price by the Company. Any unredeemed and unexercised Warrants at the end of such three (3) year period shall expire unless extended by the Company.

Terms of the Offering:        The offering is being made pursuant to the
                              exemption from registration provided by Regulation
                              D promulgated under the Securities Act of 1933, as amended ("Regulation D"). All purchasers of the Notes must be "accredited investors" as defined in Rule 501 of Regulation D. The minimum subscription is $25,000 (subject to the Company's right to accept smaller subscriptions). The offering period will begin as of the date hereof and will terminate on March 31, 1997 (the "Termination
                              Date"). After the minimum of $1,000,000 of Notes are sold (the "Initial Closing"), an interim closing or closings may be held and the offering will continue until the earlier of the Termination
                              Date or the sale of all the Notes offered hereby
                              "Final Completion of Closing", with one or more closings after the Initial Closing. The date of the Initial Closing is referred to as the "Initial
                              Closing Date" and the dates of subsequent closings are referred to as the "Subsequent Closing Dates."
                              All subscription payments with respect to the Minimum Offering will be held by the Company's counsel, pending acceptance of subscriptions and receipt of collected funds for at least $1,000,000 of the Notes.

Collateral:                   The Notes offered in this placement will be
                              secured by 500,000 shares of restricted INSCI
                              Corp. Common Stock (the "Pledged Stock"). The
                              Pledged Stock will be held pursuant to the terms of a Pledge Agreement annexed hereto as Exhibit B.
                              The Pledged Stock held pursuant to the Pledge
                              Agreement will be subject to the Company having the right to receive the return of up to 100,000 shares of the Pledged Stock in the event the Company requires the aforementioned portion of the Pledged Stock to obtain a bank credit line, or to enter into a lease/purchase agreement. In the event that the Company's Class "A" Common Stock becomes delisted from the National Association of Security Dealers Automated Quotation (Small Cap)
                              System ("NASDAQ (sm)") for a period of sixty
                              ("60") consecutive trading days, prior to the conversion of the Notes offered hereby, or if the Company fails to meet its interest obligation to Note holders or if the Company becomes insolvent, then in that event, subscribers will have the right to declare the notes in default and if payment is not made by the Company, the Pledged
                              Stock will be liquidated in accordance with the terms of the Pledge Agreement.

Terms of the Class
"A" Common Stock:             As of February 21, 1997, there were 5, 579,302
                              shares of Class "A" Common Stock outstanding and approximately 2,500 record holders of the Class
                              "A" Common Stock. The holders of Class "A" Common
                              Stock have no preemptive rights, redemption, sinking fund or conversion privileges. Each share is entitled to equal rights in the assets of the Company upon liquidation subject to the prior rights of creditors. The holders of Class "A"
                              Common Stock are entitled to dividends when and if declared by the Company's Board of Directors. All of the outstanding shares of Class "A" Common
                              Stock are, and the shares of Class "A" Common
                              Stock to be issued upon exercise of the Notes and Warrants will, upon issuance, be fully paid and non-assessable and not subject to liability for future calls or assessment or-for liabilities of the Company or its stockholders. There are no cumulative voting rights with respect to Class "A"
                              Common Stock.


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

Lock-Up Period:               A subscriber may only convert up to 10% of Note
                              and Warrant holdings in any given month on a cumulative basis, so that 100% of the Notes and Warrants may be converted in the tenth month. No conversions of Notes and Warrants can be made by a subscriber prior to an effective registration for all Registrable Securities (See Registration
                              Rights). After an effective registration, conversion privileges will commence. Conversion rights will be cumulative.

Registration Rights:          The Company will provide subscribers cost free
                              registration rights for all Registrable
                              Securities. The Company has agreed to use its best efforts to prepare and file a registration statement with the Securities and Exchange
                              Commission within 180 days from the completion of the Placement.

Subscription Agreement:       Subscription for the Notes and Warrants must be
                              made pursuant to a Subscription Agreement (the
                              "Subscription Agreement") containing, among other provisions, representations and warranties by the investor and the Company, restrictions on transferability and conversion of these securities, the registration rights referred to above, and indemnification relating to breaches of representations and warranties.

Outstanding IMTECH
Common Stock and Warrants:    Total Shares of Outstanding Common
                                  Stock Prior to the Offering.......5,579,302
                              Total Shares of Outstanding Common
                                  Stock After the Offering..........9,245,968(1)
                              Total Warrants Outstanding Prior to
                                  the Offering......................3,287,553
                              Total Warrants Outstanding After
                                  the Offering......................6,954,219(2)

Selling Commissions:          IMTECH will offer the Notes on a "minimum,
                              maximum" basis. The Notes will be offered through the efforts of the Company's executive officers in those jurisdictions where sales by an officer or a director of the issuer are permitted by law.
                              IMTECH also reserves the right to pay selling commissions to qualified licensed broker-dealers who are members in good standing of the National
                              Association of Securities Dealers, Inc. ("NASD") and who are qualified and eligible to accept such commissions within the state or other jurisdiction in which securities are sold and/or such commission is paid. Commissions of not more than 10% will be paid upon closing, an additional 2% upon conversion of Notes to Class "A" Common Stock and further 10% commission upon the exercise of Warrants.

                              In the event the Company elects to redeem all or any portion of outstanding Warrants the 10% commission payable to a licensed broker dealer upon exercise of Warrants by subscribers will expire pro ratably. The Company in turn will pay up to $100,000, or a pro rata portion thereof, depending upon the percentage of warrants redeemed by the Company to a licensed broker dealer.

Use of Proceeds:              Upon completion of this offering the Company will
                              use the net proceeds after deducting expenses payable by the Company including legal fees, Blue
                              Sky fees, for general working capital purposes and the purchase of equipment.

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   (1) Assumes a maximum offering of $1,100,000 Notes and 1,100,000 Warrants issued and full conversion of all Notes and Warrants at a 40% discount to an assumed $1.00 average closing price for the Company's Class "A" Common Stock.

   (2) Assumes a maximum offering of $1,100,000 Notes and conversion of 1,100,000 Warrants.


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